Exhibit 99.1

Eclipsys Releases Financial Results for Quarter Ended September 30, 2006

          BOCA RATON, Fla., Oct. 30 /PRNewswire-FirstCall/ -- Eclipsys Corporation(R) (Nasdaq: ECLP), The Outcomes Company(R), today released results for the quarter ended September 30, 2006.

          Third-quarter Results

          Revenues for the quarter ended September 30, 2006 increased $10.7 million to $108.6 million, compared to revenues of $97.9 million for the quarter ended September 30, 2005. On a GAAP basis, the third-quarter 2006 earnings were $5.1 million or $0.10 per common share on a basic and diluted basis compared to a net income of $5.1 million, or $0.11 per basic common share and $0.10 per diluted common share in the third-quarter of 2005. Third-quarter 2006 earnings include $3.4 million of expense, or $0.07 per basic common share and $0.06 per diluted common share, associated with adopting Statement of Financial Accounting Standards 123R, Share-Based Payment (SFAS 123R), which requires the expensing of stock options.

          For comparative purposes, excluding the expense associated with SFAS 123R adoption, non-GAAP net income for the third-quarter 2006 was $8.5 million, or $0.16 per common share on a basic and diluted basis. For year-over-year comparisons, it should be noted that SFAS 123R was first implemented for the quarter ended March 31, 2006, and prior periods do not include its effect.

          The following table summarizes selected financial data:

	In thousands, except per share data

	Three months ended Sept. 30,			Nine months ended Sept. 30,

	2006	2005	$ Change	2006	2005	$ Change

Revenues	$108,566	$97,852	$10,714	$311,680	$278,151	$33,529
Net income (loss)	5,111	5,099	12	(1,790)	(4,547)	2,757
Earnings (loss) per common share, basic	$0.10	$0.11	$(0.01)	$(0.03)	$(0.10)	$0.07
Earnings (loss) per common share, diluted	$0.10	$0.10	$0.00	$(0.03)	$(0.10)	$0.07

	Non-GAAP Results* Three months ended Sept. 30,			Non-GAAP Results* Nine months ended Sept. 30,

	2006	2005	$ Change	2006	2005	$ Change

Revenues	$108,566	$97,852	$10,714	$311,680	$278,151	$33,529
Net income (loss)*	8,473	5,099	3,374	16,340	(4,547)	20,887
Earnings (loss) per common share, basic	$0.16	$0.11	$0.05	$0.32	$(0.10)	$0.42
Earnings (loss) per common share, diluted	$0.16	$0.10	$0.06	$0.31	$(0.10)	$0.41

*

Three-month and nine-month 2006 results exclude the effect of the implementation of SFAS 123R, adopted as of January 1, 2006, and nine-month results also exclude charges of $7.2 million in the first quarter 2006 and $1.3 million in the second quarter 2006 associated with a previously announced restructuring undertaken in the first quarter and completed in the second quarter to reduce costs and redirect spending into client related functions.  A reconciliation of GAAP to non-GAAP results is included in the attached tables.

          Cash provided from operations improved to $10.8 million for the quarter, compared to $8.8 million in third-quarter 2005.  Cash, cash equivalents and marketable securities were $123.2 million as of September 30, 2006. Days sales outstanding (DSOs) were 69 days, a sequential increase of 3 days.  Deferred revenue (including current and long-term) was $113.8 million as of September 30, 2006, compared to $111.6 million as of June 30, 2006.

          “The third quarter was a very positive step in building momentum at Eclipsys,” said Andy Eckert, president and chief executive officer, Eclipsys. “We won several major new clients and generated meaningful business within our growing installed base. Additionally, with more than 20 Eclipsys customers live on Sunrise Clinical Manager 4.5, and Children’s Hospital of Omaha successfully activating Sunrise Pharmacy, our integrated pharmacy information system, we now have the necessary reference sites to continue to attract new Sunrise Clinical Manager customers.”

          Added Eckert, “Sunrise Ambulatory Care, which recently received CCHIT Certification, continues to receive market acceptance and is now being implemented at some of the nation’s largest healthcare organizations. Our success selling Sunrise Ambulatory Care demonstrates our ability to transform our proven solutions for the most complex care areas of the acute care facility to the outpatient environment.”

          Continued Eckert, “Our recent Eclipsys User Network provided a great showcase for our customers who have achieved positive outcomes using Eclipsys solutions. The event was an affirmation that we are cementing our reputation as the healthcare information technology vendor that healthcare organizations turn to when they want to achieve improved outcomes.”

          Investor Teleconference October 30

          Eclipsys senior executives will discuss the results during an investor community teleconference scheduled for 4:30 p.m. Eastern time on Monday, October 30. Persons interested in participating in the teleconference should call (888) 428-4471 approximately 15 minutes before the conference is slated to begin. For listen-only mode, participants should go to www.eclipsys.com prior to the conference call to register and download the necessary audio software. An audio replay will be available in the investor relations section of www.eclipsys.com for approximately 48 hours beginning at 7:00 p.m. Eastern on October 30.

          Non-GAAP Measures

          The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has provided net income and earnings per share information on a non-GAAP basis for the three months ended September 30, 2006 to exclude the effect of the implementation of SFAS 123R, and for the nine months ended September 30, 2006 to exclude the effect of implementation of SFAS 123R and the charge incurred in the first and second quarters in connection with the restructuring undertaken to reduce costs and redirect spending into client related functions. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. The restructuring charge and implementation of FAS 123R make comparison of the Company’s results with prior periods more difficult and investors have indicated that they consider this supplemental non-GAAP information useful in evaluating our results of operations and future prospects. The Company believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate understanding and evaluation of the Company’s operating performance and future prospects, as well as comparisons of our results with our prior period results that did not include these charges and with results of other companies on a more consistent basis. Internally, the Company uses this non- GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others. The Company has provided reconciling information in the attachment to this release.

          About Eclipsys

          Eclipsys is a leading provider of advanced integrated information software, clinical content and professional services that help healthcare organizations improve clinical, financial, operational and customer- satisfaction outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

          Statements in this news release or the investor call referenced herein concerning the company’s sales, marketing and operational initiatives,  future financial results, operating performance, development efforts, and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties.   Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet.  Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints.  The market is highly competitive.  Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation. Sunrise and XA are trademarks of Eclipsys Corporation. Other product and company names in this news release are trademarks and/or registered trademarks of their respective companies.

Eclipsys
Jason Cigarran
Director of Media Relations (media)
(561) 322-4355
jason.cigarran@eclipsys.com

Robert J. Colletti
Chief Financial Officer (investors)
(561) 322-4655
investor.relations@eclipsys.com

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Revenues:
Systems and services	$104,266	$94,806	$298,243	$269,491
Hardware	4,300	3,046	13,437	8,660
Total revenues	108,566	97,852	311,680	278,151
Costs and expenses:
Cost of systems and services	61,518	56,776	177,073	165,601
Cost of hardware	3,489	2,575	10,991	7,233
Sales and marketing	16,024	14,076	46,766	47,136
Research and development	13,166	12,726	44,424	39,276
General and administrative	6,762	3,840	17,961	14,707
Depreciation and amortization	3,885	3,625	11,581	10,891
Restructuring charge	—	—	8,547	—
Total costs and expenses	104,844	93,618	317,343	284,844
Income (loss) from operations before interest and taxes	3,722	4,234	(5,663)	(6,693)
Interest income, net	1,389	865	3,873	2,146
Income (loss) before taxes	5,111	5,099	(1,790)	(4,547)
Provision for income taxes	—	—	—	—
Net income (loss)	$5,111	$5,099	$(1,790)	$(4,547)
Income (loss) per common share:
Basic income (loss) per common share	$0.10	$0.11	$(0.03)	$(0.10)
Diluted income (loss) per common share	$0.10	$0.10	$(0.03)	$(0.10)
Weighted average shares outstanding:
Basic	51,712	48,304	51,312	47,751
Diluted	52,791	51,316	52,930	47,751

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2006	December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$34,278	$76,693
Marketable securities	88,956	37,455
Accounts receivable, net of allowance for doubtful accounts of $4,721 and $5,676, respectively	83,320	80,833
Inventory	1,794	2,289
Prepaid expenses	24,407	17,909
Other current assets	594	2,184
Total current assets	233,349	217,363
Property and equipment, net	42,967	40,500
Capitalized software development costs, net	31,950	35,690
Acquired technology, net	984	584
Intangibles assets, net	3,222	2,940
Deferred tax asset	6,756	4,124
Goodwill	9,589	6,624
Other assets	16,676	20,964
Total assets	$345,493	$328,789
Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$100,563	$107,960
Accounts payable	12,857	26,103
Accrued compensation costs	17,187	15,974
Deferred tax liability	6,756	4,124
Other current liabilities	15,873	10,413
Total current liabilities	153,236	164,574
Deferred revenue	13,283	16,772
Other long-term liabilities	143	1,252
Total liabilities	166,662	182,598
Stockholders’ equity:
Total stockholders’ equity	178,831	146,191
Total liabilities and stockholders’ equity	$345,493	$328,789

ECLIPSYS CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,

	2006	2005

Operating activities:
Net loss	$(1,790)	$(4,547)
Adjustments to reconcile net loss to net case used in operating activities:
Depreciation and amortization	26,641	24,425
Provision for bad debt	1,568	1,500
Stock compensation expense	10,568	1,720
Changes in operating assets and liabilities:
Increase in accounts receivable	(4,353)	(11,832)
Increase in prepaid expenses and other current assets	(5,017)	(2,787)
(Increase) / Decrease in inventory	479	(490)
(Increase) / Decrease in other assets	2,752	(9,882)
(Decrease) / Increase in deferred revenue	(10,856)	1,567
Increase in accrued compensation	1,179	1,998
(Decrease) / Increase in accounts payable and other current liabilities	(10,655)	600
(Decrease) / Increase in other long-term liabilities	(1,108)	1,135
Total adjustments	11,198	7,954
Net cash provided by operating activities	9,408	3,407
Investing activities:
Purchases of property and equipment	(10,254)	(12,809)
Purchase of marketable securities	(99,358)	(93,554)
Proceeds from sales of marketable securities	47,856	9,930
Capitalized software development costs	(9,535)	(14,637)
Cash paid for acquisitions	(3,930)	(946)
Net cash used in investing activities	(75,221)	(112,016)
Financing activities:
Proceeds from stock options exercised	22,685	9,919
Proceeds from issuance of common stock in employee stock purchase plan	496	—
Net cash provided by financing activities	23,181	9,919
Effect of exchange rates on cash and cash equivalents	217	117
Net decrease in cash and cash equivalents	(42,415)	(98,573)
Cash and cash equivalents - beginning of period	76,693	122,031
Cash and cash equivalents - end of period	$34,278	$23,458

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(In thousands, except per share amounts)

	Three Months Ended September 30,

	2006	2005

GAAP net income	$5,111	$5,099
Deduct:
Share-based compensation expense(1)	(3,362)	—
Non-GAAP net income(2)	$8,473	$5,099
GAAP diluted earnings per share	$0.10	$0.10
Deduct:
Share-based compensation expense(1)	(0.06)	—
Non-GAAP diluted earnings per share(2)	$0.16	$0.10

(1)

On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method.  Under this method, we did not restate any prior periods.  During the third-quarter of 2006, we recorded share-based compensation expense of $3.4 million.

Three Months Ended September 30, 2006

Costs of systems & services	$1,415
Sales and marketing	676
Research and development	570
General and administrative	701
Total share-based compensation expense	$3,362

(2)

These non-GAAP measures exclude the effect of the implementation of SFAS 123R, and are provided to facilitate evaluation of the company’s operating performance and comparisons with prior period results that did not include the impact of SFAS 123R.

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(In thousands, except per share amounts)

	Nine Months Ended September 30,

	2006	2005

GAAP net loss	$(1,790)	$(4,547)
Deduct:
Share-based compensation expense(1)	(9,583)	—
Restructuring charge(2)	(8,547)	—
Non-GAAP net income (loss)(3)	$16,340	$(4,547)
GAAP loss per share	$(0.03)	$(0.10)
Deduct:
Share-based compensation expense(1)	(0.18)	—
Restructuring charge(2)	(0.16)	—
Non-GAAP diluted earnings (loss) per share(3)	$0.31	$(0.10)

(1)

On January 1, 2006, we adopted SFAS 123R and applied the modified prospective transition method.  Under this method, we did not restate any prior periods.  For the nine months ended September 30, 2006, we recorded share-based compensation expense of $9.6 million.

Nine Months Ended September 30, 2006

Costs of systems & services	$3,778
Sales and marketing	2,241
Research and development	1,492
General and administrative	2,072
Total share-based compensation expense	$9,583

(2)

This charge is associated with certain headcount reductions made in the first quarter 2006 and completed in the second quarter 2006 to reduce costs and redirect spending into client related functions including customer support and professional services.

(3)

These non-GAAP measures exclude the effect of first and second quarter 2006 restructuring charges and implementation of SFAS 123R, and are provided to facilitate evaluation of the company’s operating performance and comparisons with prior period results that did not include restructuring charges or the impact of SFAS 123R.

SOURCE  Eclipsys Corporation
          -0-                                                    10/30/2006
          /CONTACT:  Media, Jason Cigarran, Director of Media Relations, +1-561-322-4355, or jason.cigarran@eclipsys.com, or Investors, Robert J. Colletti, Chief Financial Officer, +1-561-322-4655, or investor.relations@eclipsys.com, both of Eclipsys/
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          (ECLP)